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Exhibit 13.2

Certification Pursuant to 18 U.S.C. Section 1350

        In connection with the accompanying Annual Report on Form 20-F of TRICOM, S.A. (the "Company") for the annual period ended December 31, 2002 (the "Periodic Report"), I, Ramon Tarrago, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge the Periodic Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 29, 2004	/s/ RAMÓN TARRAGO Ramón Tarrago Chief Financial Officer and Vice President of International Division

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Certification Pursuant to 18 U.S.C. Section 1350